EXHIBIT NO. 3.3

                               State of Delaware
                       OFFICE OF THE SECRETARY OF STATE
                       ________________________________


     I, EDWARD J. FREEL, SECRETARY OF STATE  OF THE STATE OF DELAWARE, DO

HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE

OF  AMENDMENT  OF  "ENERGY SERVICE COMPANY, INC.," CHANGING ITS NAME FROM

"ENERGY  SERVICE  COMPANY,  INC." TO  "ENSCO INTERNATIONAL INCORPORATED",

FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF MAY, A. D. 1995,  AT 4:30

O'CLOCK P.M.

     A CERTIFIED COPY  OF THIS CERTIFICATE  HAS BEEN FORWARDED TO THE NEW

CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.






[ S E A L ]


                                  /s/ EDWARD J. FREEL, SECRETARY OF STATE
                                  ---------------------------------------
                                      Edward J. Freel, Secretary of State


2134970  8100                     AUTHENTICATION:     7515069

950114310                                   DATE:     05-23-95










                          CERTIFICATE OF AMENDMENT

                                     OF

                    RESTATED CERTIFICATE OF INCORPORATION


     Energy Service Company, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of Energy Service Company, Inc. resolutions were duly adopted setting forth a proposed amend-ment to the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that the Restated Certificate of Incorporation of this corporation be amended by changing ARTICLE ONE thereof so that, as amended, said Article shall be and read as follows:

                  "The name of the corporation is ENSCO
                   International Incorporated."

     SECOND:    That  thereafter,  pursuant  to  resolution  of its Board of
Directors, an annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

    THIRD:   That said amendment  was duly  adopted in  accordance with  the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     FOURTH: That this Certificate of Amendment of the Restated Certificate of Incorporation shall be effective on May 24, 1995.

     IN WITNESS WHEREOF, said Energy Service Company, Inc. has caused this certificate to be signed by Carl F. Thorne, its Chairman and CEO, this 23rd day of May, 1995.


                                         By:  /s/ CARL F. THORNE
                                              --------------------------
                                      Title:      CEO
                                              --------------------------